SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  F O R M  8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 Date of Report

                               NOVEMBER 28, 1994

                             INTELOGIC TRACE, INC.
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
                 (State or other jurisdiction of incorporation)

        1-8948                                       74-2368260
(Commission File Number)                (I.R.S. Employer Identification Number)

        8415 Datapoint Drive
         San Antonio, Texas                                            78229
(Address of principal executive offices)                             (Zip Code)

              Registrant's telephone number, including area code:
                                 (210) 593-5700

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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

      On November 28, 1994, the United States Bankruptcy Court for the Western District of Texas, San Antonio Division, Judge Leif M. Clark presiding, entered an order confirming the Modified First Amended Plan of Reorganization of Intelogic Trace, Inc., dated October 12, 1994 as further modified by the Findings of Fact and Conclusions of Law on Confirmation of the Modified First Amended Plan of Reorganization of Intelogic Trace, Inc., as Modified (the "Plan"). The Effective Date of the Plan was December 8, 1994.

      Information regarding the assets and liabilities of Intelogic Trace, Inc. (the "Company") is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1994 filed with the Securities and Exchange Commission on November 14, 1994.

      The following summary of the material features of the Plan is qualified in its entirety by reference to the Plan, which is filed as an exhibit to this report. Capitalized terms used and not defined herein have the respective meanings ascribed to such terms in the Plan.

      Under the terms of the Plan, on the Effective Date, administrative and tax claims would be paid in full, New Preferred Stock would be issued to holders of unsecured claims, and a four-for-one reverse split of the Old Common Stock would be consummated, with holders of Old Common Stock retaining approximately 25% of the Company's common stock outstanding after the Effective Date, and holders of unsecured claims receiving 75% of the shares of common stock outstanding after the Effective Date. Approximately $50 million in principal amount of the Company's 11.99% Subordinated Debentures would be treated as unsecured claims by the Plan and would be cancelled in exchange for common and preferred stock issued under the Plan. Fidelity Capital & Income Fund, a principal holder of the Debentures, would provide $6 million in exit financing to the Company. The Plan also requires the Company to enter into a Registration Rights Agreement with certain principal holders of Company securities with respect to the resale of securities issued under the Plan. On the Effective Date, the Company's Board of Directors would be Kevin P. Collins, Mark S. Helwege, Henry Owsley, F. Terry Savage, and Lawrence C. Petrucci. Mark S. Helwege, currently President, CEO, and a Director of the Company, would continue in his capacity as President, CEO, and a director of the Company after the Effective Date.

      As of December 8, 1994, the date set by the Bankruptcy Court as the record date for determining the right of security holders to distributions under the Plan, there were 12,505,631 shares of Old Common Stock issued and outstanding, no shares of Old Preferred Stock issued and outstanding, and $49,924,000 in principal amount of Debentures issued and outstanding. On December 9, 1994, the Company amended its Articles of Incorporation to provide for the four-for-one reverse split of Old Common Stock and to designate the New Preferred Stock. The Company expects to mail transmittal instructions in late December or early January to security holders of record on the Effective Date informing them regarding the requirements they must meet to receive distributions under the Plan. The Company is also currently compiling the list of creditors who are to receive Company securities under the Plan and calculating the number of shares of Company securities due each of such creditors.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (c)  EXHIBITS.  The following exhibits are filed as part of this report:

      NUMBER                  DOCUMENT

        2.1 Modified First Amended Plan of Reorganization of Intelogic Trace, Inc., dated October 12, 1994 (filed as Exhibit 99 to the 1994 Form 10-K and incorporated herein by reference).

        2.2 Findings of Fact and Conclusions of Law on Confirmation of the Modified First Amended Plan of Reorganization of Intelogic Trace, Inc., as Modified, entered November 28, 1994 (filed herewith).
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                                   SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             INTELOGIC TRACE, INC.

                              By:  /S/ PHILIP D. FREEMAN
                                     Philip D. Freeman, Senior Vice President,
                                     General Counsel and Secretary

Dated:  December 12, 1994